EXHIBIT 32.1
                            SECTION 906 CERTIFICATION

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                                  Exhibit 32.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         In connection with the Annual Report of Glas-Aire Industries Group, Ltd. (the "Company") on Form 10-KSB for the period ending December 31, 2004 (the "Report") I, Craig Grossman, Chairman, Chief Executive Officer, President, and Secretary of the Company, and Linda Kwan, Chief Financial Officer of the Company, certify, pursuant to 18 USC Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of our knowledge and belief:

         (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  March 30, 2005


\s\ Craig Grossman
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Craig Grossman, Chairman, Chief Executive Officer,
President, and Secretary


/s/ Linda Kwan
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Linda Kwan, Chief Financial Officer
(Principal Financial Officer)


         This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of
Section 18 of the Securities Exchange Act of 1934, as amended.